UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2003

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 South Bayshore Drive, PH II, Coconut Grove, Florida (Address of principal executive offices)	33133 (Zip Code)

(305) 441-6901
(Registrant’s telephone number, including area code)

      (Former name or former address, if changed since last report)

SIGNATURES
EX-10.1 Asset Purchase Agreement

Item 5. Other Events.

      On September 18, 2003, Spanish Broadcasting System, Inc. (“SBS”) entered into an asset purchase agreement with Border Media Partners, LLC (“Border Media”) for the sale of certain assets, including the FCC licenses, of SBS radio stations KLEY-FM and KSAH-AM serving the San Antonio, Texas market for a cash purchase price of $24,400,000.00. The agreement contains customary representations and warranties and the closing of the sale is subject to the satisfaction of certain customary conditions, including receipt of regulatory approval from the FCC.

Item 7. Financial Statements and Exhibits.

      c. Exhibits

10.1	Asset Purchase Agreement dated as of September 18, 2003 between Spanish Broadcasting System, Inc. and Border Media Partners, LLC.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

September 25, 2003	By:	/s/ Joseph A. Garcia Joseph A. Garcia Chief Financial Officer Executive Vice President and Secretary

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